                                                                     EXHIBIT 4.3

                             CERTIFICATE OF TRUST
                                      OF

                           FIRST USA CAPITAL TRUST I


          This Certificate of Trust is being executed as of December 11, 1996 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. (S)(S) 3801 et seq. (the "Act").
                       ---- --             -- ---

          The undersigned hereby certifies as follows:

          1.  Name.  The name of the business trust is "First USA Capital Trust
              ----
I" (the "Trust").

          2.  Delaware Trustee.  The name and business address of the Delaware
              ----------------
resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

          The Bank of New York (Delaware)
          23 White Clay Center
          Route 273
          Newark, Delaware 19711

          3.  Effective.  This Certificate of Trust shall be effective
              ---------
immediately upon filing in the Office of the Secretary of State of the State of Delaware.
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          IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.
                         The Bank of New York (Delaware),
                         as Delaware Trustee


                         By: /s/ Joseph G. Ernst
                             --------------------------
                             Name: Joseph G. Ernst
                             Title: Assistant Vice President


                         ADMINISTRATIVE TRUSTEE


                         By:  /s/ Peter W. Atwater
                             ---------------------------
                             Name:  Peter W. Atwater
                             Title:


                         ADMINISTRATIVE TRUSTEE


                         By:  /s/ Jack M. Antonini
                             -------------------------------
                             Name:  Jack M. Antonini
                             Title:


                         ADMINISTRATIVE TRUSTEE


                         By: /s/ Philip Taken
                             ----------------------------
                             Name:  Philip E. Taken
                             Title:


                         FIRST USA, INC.,
                         as Sponsor


                         By: /s/ Philip Taken
                             -----------------------------
                             Name:  Philip E. Taken
                             Title: